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Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

        THIS AGREEMENT, dated as of and effective the 1st day of October, 2007 by and between BE RESOURCES INC., a Colorado corporation ("Purchaser"), and GREAT WESTERN EXPLORATION, LLC, a Colorado limited liability company ("Seller").

        WHEREAS the Seller is the lessee under certain mining leases and the holder of certain mining claims located in Socorro County and Sierra County, New Mexico set forth in Schedule A ("Mineral Interests");

        AND WHEREAS the Seller wishes to sell, assign, convey, transfer and set over unto the Purchaser a 100% legal and beneficial interest in and to the Mineral Interests together with all related permits, data, office equipment, records, and other personal property owned by the Seller as of the date of closing, (collectively referred to as "Other Assets") and the Purchaser wishes to acquire same, on the terms and conditions set forth in this agreement;

        AND WHEREAS the Mineral Interests together with the Other Assets are collectively referred to in this agreement as the "Property";

        THIS AGREEMENT WITNESSES THAT, in consideration of the premises and the respective covenants and agreements hereinafter set forth in this agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties do covenant and agree with one another as follows:

1.     TRANSFER

        1.1   Seller shall at the Time of Closing (as hereinafter defined) sell, assign, convey, transfer and set over unto Purchaser a 100% legal and beneficial interest in and to the Property and the Purchaser shall at the Time of Closing purchase the Property, on the terms and conditions set forth in this agreement. The purchase price payable by the Purchaser shall be equal to: (a) 10,000,000 shares of common stock of the Purchaser (the "Shares"), to be issued to Seller or as Seller directs, and (b) a 20% carried interest in the Mineral Interests in favor of Seller or as Seller directs to be evidenced by the execution by Purchaser of the NPR Royalty Agreements annexed hereto as Schedule B (the "NPR Royalty Agreements").

        1.2   Seller hereby directs that the 10,000,000 shares referred to in Section 1.1 be issued and registered as follows: Great Western Exploration, LLC (9,400,000 shares), South West Exploration, LLC (400,000 shares) and Bethany Resources, LLC (200,000 shares). Seller will obtain Investment Letters from South West Exploration, LLC and Bethany Resources, LLC in a form reasonably satisfactory to Purchaser.

        1.3   Seller confirms that is has directed that the 20% carried interest in the Mineral Interest to be evidenced by the NPR Royalty Agreements referred to in Section 1.1 be issued as follows: Great Western Exploration, LLC (15.98%), South West Exploration, LLC (0.68%), Bethany Resources, LLC (.34%) and Stewart Jackson (3%).

        1.4   Immediately following the execution of this Agreement, Seller will make application for the transfer of the bond referenced in section 2.1.9 into the Purchaser's name and agrees to cooperate with Purchaser and to execute any further documents and take all further action reasonably necessary to transfer the bond into the name of the Purchaser.

2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARTIES.

        2.1   Representations, Warranties and Covenants of Seller:

        Seller hereby represents, warrants and covenants to and in favour of the Purchaser as follows:

          2.1.1  The Seller is a limited liability company duly incorporated and validly existing under the laws of the State of Colorado.

          2.1.2  The Seller is the sole registered and beneficial owner of the Property, free and clear of all claims, encumbrances and royalty interests other than the paramount title of the United States with respect to the Mining Claims (hereinafter defined) and the royalty interests in favour of governmental authorities and the Sullivan lessors, and Seller does warrant and will defend the title to the Property in Purchaser's name against all claims, whether now existing or hereafter arising, not hereinbefore expressly excepted. The Seller has the exclusive right to dispose of the Property as provided in this agreement and such disposition will not violate, contravene, breach or offend against or result in any default under any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provisions, order, judgment, decree, license, permit or laws, to which the Seller is a party or subject or by which the Seller is bound or affected.

          2.1.3  Except as to the mining claims set forth on Schedule A (the "Mining Claims"), there are no notifications, approvals or consents, whether of governmental authorities or others, required in connection with the sale, assignment, conveyance and transfer of the Property by the Seller to the Purchaser or the execution, delivery and performance of this agreement or any other documents or agreements to be delivered under this agreement. With respect to the Mining Claims, immediately following the execution of this Agreement, Seller shall make application for transfer of the Mining Claims into Purchaser's name, cooperate with Purchaser, and do all things necessary or required by the State of New Mexico, the United States Department of the Interior Bureau of Land Management, and all other appropriate local, state, and federal agencies in order to transfer all right, title, and interest in the Mining Claims into the name of Purchaser.

          2.1.4  The Seller has all necessary corporate power, authority and capacity to enter into this agreement and to perform its obligations under this agreement. The execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement have been duly authorized by all necessary corporate action on the part of the Seller.

          2.1.5  This agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms.

          2.1.6  The Seller is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, order, judgement, decree, licence, permit, laws or governmental authorization which would be violated, contravened, breached by, or under which default would occur or a claim, restriction or encumbrance would be created as a result of the execution and delivery by the Seller of this agreement or the performance by the Seller of any of the terms and conditions of this agreement or any other documents or agreements to be delivered under this agreement.

          2.1.7  There are no claims, investigations, complaints, grievances or proceedings, including appeals and applications for review, in progress, or, to the knowledge of the Seller, pending or threatened against or relating to the Seller before any court or governmental authority, which, if determined adversely to the Seller, would,

    (a)
    enjoin, restrict or prohibit the sale of all or any part of the Property as contemplated by this agreement, or

    (b)
    prevent the Seller from fulfilling any of its obligations under this agreement,

  and the Seller has no knowledge of any existing grounds on which any such claims, investigations, complaints, grievances or proceedings might be commenced with any reasonable likelihood of success.

          2.1.8  The Mineral Interests are in good standing and all activities conducted in relation to the Mineral Interests have been conducted in compliance in all material respects with all applicable laws, rules, regulations, tariffs, orders and directives of each governmental authority having jurisdiction.

          2.1.9  Other than certain reclamation obligations pertaining to Seller's exploration activities, which obligations are secured by a bond obtained by the Seller, neither the Seller nor the Property is subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment or non-compliance with environmental laws and no hazardous or toxic waste or substance has been stored on the Property or disposed of in a manner contrary to any environmental laws, and there are no contaminants on any portion of the Property.

          2.1.10  The Shares are being acquired for investment purposes only, and not with a view to distribution, assignment or resale to others or to fractionalization in whole or in part. Other than as set forth in this agreement, no other person or entity has or will have a direct or indirect beneficial interest in the Shares. Except as may be set forth in this agreement, the Seller will not sell, hypothecate or otherwise transfer the Shares unless (a) the consent of the Purchaser has been received and (i) the Shares are registered under the Securities Act of 1933, as amended, and applicable state securities laws or (ii) in the opinion of counsel acceptable to the Purchaser, an exemption from the registration requirements of the Act and such state laws is available.

          2.1.11  The Seller, either alone or with the assistance of its professional advisor, has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the acquisition of the Shares and has the financial resources to undertake such risks.

          2.1.12  The Seller can bear the economic risk of an investment for an indefinite period of time and can at the present time afford a substantial loss of its investment.

          2.1.13  Seller hereby acknowledges that the securities to be issued by Purchaser pursuant to this agreement have not been registered under the Securities Act of 1933, as amended, nor registered under any state securities laws. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated unless registered under applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Purchaser, such registration is not required. Seller further acknowledges that the securities to be issued by Purchaser pursuant to this agreement are subject to other restrictions, terms, and conditions as set forth in the Purchaser's Articles of Incorporation as filed with the Colorado Secretary of State.

          2.1.14  The Seller is aware and has evaluated the substantial risks involved in acquiring the Shares and realizes (a) that the Shares as an investment involve a high degree of risk, including but not limited to, the risk of economic loss of its investment; (b) the transfer of the shares will be restricted and require conformity with such restrictions; and (c) all certificates evidencing the Shares will contain or be endorsed with the following, or substantially equivalent, legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE REPRESENTATION BY THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION. SUCH SHARES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE

    HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE ISSUER.

    THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE ARTICLES OF INCORPORATION FILED WITH THE COLORADO SECRETARY OF STATE ON AUGUST 8, 2007.

          2.1.15  The Purchaser has made available to the Seller, all documents and information that the Seller has requested relating to the acquisition of the Shares. Seller believes that it has received all information that it considers necessary or appropriate for deciding whether to acquire the Shares and that it has had the opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the offering of the Shares, the business, prospects and financial condition of the Purchaser.

          2.1.16  All of the foregoing representations and warranties will be true on and as of the Closing Date and the Seller shall indemnify and hold the Purchaser harmless from and against all losses, claims, damages, payments, liabilities, costs, fines, penalties and expenses of whatsoever nature or kind to which the Purchaser may become subject or otherwise involved as a result of a breach of any of the foregoing representations and warranties.

        2.2   Representations, Warranties and Covenants of Purchaser.

        Purchaser hereby represents, warrants and covenants to and in favour of the Seller as follows:

          2.2.1  The Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Colorado.

          2.2.2  There are no notifications, approvals or consents, whether of governmental authorities or others, required in connection with the purchase of the Property by the Purchaser or the execution, delivery and performance of this agreement by the Purchaser or any other documents or agreements to be delivered under this agreement by the Purchaser.

          2.2.3  The Purchaser has all necessary power, authority and capacity to enter into this agreement and to perform its obligations under this agreement. The execution and delivery of this agreement and the consummation of the transactions contemplated under this agreement have been duly authorized by all necessary corporate action on the part of the Purchaser.

          2.2.4  Each of this agreement, and when executed and delivered, the NPR Royalty Agreement, constitutes or will constitute a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

          2.2.5  The Purchaser is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, obligation, instrument, charter or by-law provision, order, judgement, decree, license, permit, laws or governmental authorization which would be violated, contravened or breached by, or under which any default would occur or a claim, restriction or encumbrance would be created as a result of the execution and delivery by the Purchaser of this agreement or the performance by the Purchaser of any of the terms of this agreement or any other documents or agreements to be delivered under this agreement.

          2.2.6  There are no claims, investigations, complaints, grievances or proceedings, including appeals and applications for review, in progress or, to the knowledge of the Purchaser, pending, or threatened against or relating to the Purchaser before any court or governmental authority, which, if determined adversely to the Purchaser, would,

    (a)
    enjoin, restrict or prevent the Purchaser from issuing the Shares, or

    (b)
    prevent the Purchaser from fulfilling any of its obligations under this agreement,

  and the Purchaser has no knowledge of any existing grounds on which any such claims, investigations, complaints, grievances or proceedings might be commenced with any reasonable likelihood of success.

          2.2.7  All of the foregoing representations and warranties will be true on and as of the Closing Date.

3.     ADDITIONAL MINING CLAIMS OR LEASES.

        3.1   The parties agree and acknowledge that the Mineral Interests conveyed pursuant to this agreement do not cover the entire extent of the known or predicted mining leases or claims which are related to the Purchaser's mining activities in Socorro County and Sierra County, New Mexico and which could be deemed to be an asset by the Purchaser.

        3.2   The Seller, and its members as intended third party beneficiaries of this agreement, hereby agree that any mining lease, license, grant, concession, permit, patent, other mineral property, or claim which, subsequent to the execution of this agreement, are located and recorded in Socorro County or Sierra County, New Mexico by the Seller or one of the Seller's members shall, at the election of the Purchaser and upon written notice by the Purchaser indicating such election, be deemed to be included in the definition of Mineral Interests as set forth on Schedule A and conveyed to Purchaser pursuant to this agreement. Upon such election and notice, such mining lease, license, grant, concession, permit, patent, other mineral property, or claim shall also become subject to the terms and conditions set forth in the NPR Royalty Agreement.

        3.3   Upon receiving written notice of Purchaser's election to deem a specific mining lease, license, grant, concession, permit, patent, other mineral property, or claim as included in the definition of Mineral Interests and conveyed to the Purchaser as provided in Paragraph 3.2, Seller and/or its member(s) shall cooperate with Purchaser, and do all things necessary or required by the state of New Mexico, the United States Department of the Interior Bureau of Land Management, and all other appropriate local, state, and federal agencies in order to transfer all right, title, and interest in the mining lease, license, grant, concession, permit, patent, other mineral property, or claim into the name of the Purchaser.

        3.4   Such mining lease, license, grant, concession, permit, patent, other mineral property, or claim may also become subject to the terms and conditions set forth in the NPR Royalty Agreement even if no election is made by the Purchaser to include the mining lease, license, grant, concession, permit, patent, other mineral property, or claim in the definition of Mineral Interests as set forth on Schedule A and conveyed to Purchaser, if so provided by the terms of the NPR Royalty Agreement.

4.     CLOSING.

        4.1   The closing of the transactions contemplated by this agreement shall take place at 2:00 p.m. (New Mexico time) (the "Time of Closing") on October 1, 2007, or such earlier or later date as may be mutually agreed upon by the parties (the "Closing Date"). The closing shall take place at the offices of Dufford & Brown, P.C, 1700 Broadway, Suite 2100, Denver, CO.

        4.2   Seller shall, at the Time of Closing, deliver the following to the Purchaser:

    (a)
    Special Warranty Deeds, assignments, and bill of sale evidencing the transfer of the Property in the name of the Purchaser, together with evidence of registration;

    (b)
    assignment in form satisfactory to the Purchaser of the Sullivan Lease referred to in Schedule A;

    (c)
    evidence satisfactory to the Purchaser of all governmental approvals required on the part of the Seller to enter into this agreement and to perform its obligations under this agreement;

    (d)
    evidence satisfactory to the Purchaser that all corporate authorizations required on the part of the Seller to enter into this agreement and to perform Seller's obligations hereunder have been obtained;

    (e)
    executed copies of the Conversion Agreements between the Seller and each of South West Exploration, LLC and Bethany Resources, LLC together with any other agreements affecting or relating to the Property;

    (f)
    copies of the NPR Royalty Agreements executed by the Seller, South West Exploration, LLC, Bethany Resources, LLC, and Stewart Jackson as directed under section 1.3;

    (g)
    title opinion of Comeau, Maldegan, Templeton & Indall, LLP directed to Purchaser respecting the Mineral Interests in form satisfactory to the Purchaser; and

    (h)
    Signed Investment Letters from South West Exploration, LLC and Bethany Resources, LLC in a form reasonably satisfactory to Purchaser.

        4.3   Purchaser shall, at the Time of Closing, deliver the following to the Seller:

    (a)
    share certificates evidencing the Shares, registered as directed under section 1.2;

    (b)
    copies of the NPR Royalty Agreements in the names as directed by Seller under section 1.3, executed by the Purchaser;

    (c)
    evidence satisfactory to the Seller of all government approvals required on the part of the Purchaser to enter into this agreement and to perform its obligations under this agreement; and

    (d)
    evidence satisfactory to the Seller that all corporate authorizations required on the part of the Purchaser to enter into agreement and to perform Purchaser's obligations hereunder have been obtained.

5.     MISCELLANEOUS.

        5.1   Each party to this agreement shall at the request of the other furnish, execute and deliver such documents, instruments, certificates, notices or other further assurances as counsel of the requesting party shall reasonably deem necessary or desirable for effecting complete consummation of the transactions contemplated by this agreement.

        5.2   Each and every one of the representations, warranties, covenants and agreements made herein by either party, shall survive the closing and the consummation of the transactions contemplated by this agreement, notwithstanding any investigation heretofore or hereafter made by the parties hereto.

        5.3   All notices, approvals or other communications to be sent or given to the Seller shall be deemed validly and properly given or made if in writing and delivered by hand or registered or certified mail, return receipt requested, and addressed to Great Western Exploration, LLC at 2008 Meander Road, Windsor, CO 80550.

        5.4   All notices, approvals or other communications to be sent or given to the Purchaser shall be deemed validly and properly given or made if in writing and delivered by hand or registered or certified mail, return receipt requested, and addressed to BE Resources Inc. at 107 Hackney Crescent, Box 684, Elephant Butte, NM, 87935, attention David Tognoni.

        5.5   Either of the parties hereto may give notice to the other at any time by the methods specified above of a change in the address at which, or the person to whom, notices addressed to it are to be delivered in the future.

        5.6   This agreement may be executed in any number of counterparts, each of which shall be taken to be an original.

        5.7   No amendment, modification or waiver of any provision of this agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

        5.8   The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions of this agreement, and this agreement shall be construed as if such invalid or unenforceable provision was omitted. All parties hereto have participated actively in the negotiation and drafting of this agreement. The terms of this agreement shall not be construed against, or more favorably to, any party, regardless of their responsibility for its preparation.

        5.9   This agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

        5.10 This agreement and any documents or instruments delivered pursuant to this agreement constitute the entire agreement and understanding between the parties and supersede any prior agreement and understanding relating to the subject matter of this agreement.

        5.11 Whenever in this agreement words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter wherever they would so apply, and wherever in this agreement words, including pronouns, are used in the singular, they shall be read and construed in the plural, wherever they would so apply.

        5.12 This agreement shall be governed by and construed in accordance with the laws of the State of Colorado, and each of the parties submits to the jurisdiction of the courts of the State of Colorado for the resolution of any dispute or controversy arising in connection herewith.

IN WITNESS WHEREOF the parties have duly executed and delivered this agreement effective as of the date first above written.

SELLER:
GREAT WESTERN EXPLORATION, LLC
Per:	/s/ DAVID TOGNONI Name: Title:
PURCHASER:
BE RESOURCES INC.
Per:	/s/ DAVID TOGNONI Name: David Tognoni Title: President and CEO

Schedule A
Mineral Interests

The mining leases include:

  State of New Mexico lease number HG 0059, HG 0060 and HG 0061
  Mining lease dated January 2, 2004 between David Q. Tognoni as leasee, and Kenneth Alan Sullivan and Cherrill L. Sullivan as lessor, as assigned by David Q. Tognoni to Great Western Exploration, LLC on February 3, 2004 (the "  Sullivan Lease")

The mining claims include:

        The following mining claims located in Sections 3, 27 and 34, Township 10 South, Range 8 West, N.M.P.M, Sierra County New Mexico:

Claim Name	NMMC	Book	Page
Bertrandite #34	170506	100	2116
Bertrandite #35	170507	100	2117
Bertrandite #54	170602	100	3317
Bertrandite #65	170792	101	625
Bertrandite #66	170793	101	626
Bertrandite #67	170794	101	627

Claim Name	NMMC	Book	Page
Berts Clay #92	173538	105	45
Berts Clay #93	173539	105	44

AND

        The following mining claims located in Sections 6, 13, 14, 15, 20, 21, 22, 24, 26, 27, 28, 33 and 34, Township 9 South, Range 8 West, N.M.P.M., Socorro County, New Mexico:

Claim Name	NMMC	Book	Page	Claim Name	NMMC	Book	Page
Bert #1	171160	511	783	Bert #2	171161	511	784
Bert #3	171162	511	785	Bert #4	171163	511	786
Bert #5	171164	511	787	Bert #6	171165	511	788
Bert #7	171166	511	789	Bert #8	171167	511	790
Bert #9	171168	511	791	Bert #10	171169	511	792
Bert #11	171170	511	793	Bert #12	171171	511	794

Claim Name	NMMC	Book	Page	Claim Name	NMMC	Book	Page
Special Clay #100	171152	511	1938	Special Clay #101	171153	511	1939
Special Clay #102	171154	511	1940	Special Clay #103	171155	511	1941
Special Clay #104	171156	511	1942	Special Clay #105	171157	511	1943
Special Clay #106	171158	511	1944	Special Clay #107	171159	511	1945

Claim Name	NMMC	Instrument #	Claim Name	NMMC	Instrument #
Berts Clay #1	173447	200576333	Berts Clay #2	173448	200576333
Berts Clay #3	173449	200576333	Berts Clay #4	173450	200576333
Berts Clay #5	173451	200576333	Berts Clay #6	173452	200576333
Berts Clay #7	173453	200576333	Berts Clay #8	173454	200576333
Berts Clay #9	173455	200576333	Berts Clay #10	173456	200576333
Berts Clay #11	173457	200576333	Berts Clay #13	173459	200576333
Berts Clay #14	173460	200576333	Berts Clay #15	173461	200576333
Berts Clay #16	173462	200576333	Berts Clay #17	173463	200576333
Berts Clay #18	173464	200576333	Berts Clay #19	173465	200576333
Berts Clay #21	173467	200576333	Berts Clay #22	173468	200576333
Berts Clay #23	173469	200576333	Berts Clay #24	173470	200576333
Berts Clay #25	173471	200576333	Berts Clay #26	173472	200576333
Berts Clay #27	173473	200576333	Berts Clay #28	173474	200576333
Berts Clay #29	173475	200576333	Berts Clay #30	173476	200576333
Berts Clay #31	173477	200576333	Berts Clay #33	173479	200576333
Berts Clay #34	173480	200576333	Berts Clay #35	173481	200576333
Berts Clay #36	173482	200576333	Berts Clay #37	173483	200576333
Berts Clay #38	173484	200576333	Berts Clay #39	173485	200576333
Berts Clay #40	173486	200576333	Berts Clay #42	173488	200576333
Berts Clay #43	173489	200576333	Berts Clay #44	173490	200576333
Berts Clay #45	173491	200576333	Berts Clay #46	173492	200576333
Berts Clay #47	173493	200576333	Berts Clay #48	173494	200576333
Berts Clay #49	173495	200576333	Berts Clay #50	173496	200576333

Claim Name	NMMC	Instrument #	Claim Name	NMMC	Instrument #
Berts Clay #51	173497	200576333	Berts Clay #52	173498	200576333
Berts Clay #53	173499	200576333	Berts Clay #54	173500	200576333
Berts Clay #55	173501	200576333	Berts Clay #56	173502	200576333
Berts Clay #57	173503	200576333	Berts Clay #58	173504	200576333
Berts Clay #59	173505	200576333	Berts Clay #60	173506	200576333
Berts Clay #61	173507	200576333	Berts Clay #62	173508	200576333
Berts Clay #63	173509	200576333	Berts Clay #64	173510	200576333
Berts Clay #65	173511	200576333	Berts Clay #66	173512	200576333
Berts Clay #67	173513	200576333	Berts Clay #68	173514	200576333
Berts Clay #69	173515	200576333	Berts Clay #70	173516	200576333
Berts Clay #71	173517	200576333	Berts Clay #72	173518	200576333
Berts Clay #73	173519	200576333	Berts Clay #74	173520	200576333
Berts Clay #75	173521	200576333	Berts Clay #76	173522	200576333
Berts Clay #77	173523	200576333	Berts Clay #78	173524	200576333
Berts Clay #79	173525	200576333	Berts Clay #80	173526	200576333
Berts Clay #81	173527	200576333	Berts Clay #82	173528	200576333
Berts Clay #83	173529	200576333	Berts Clay #84	173530	200576333
Berts Clay #85	173531	200576333	Berts Clay #86	173532	200576333
Berts Clay #87	173533	200576333	Berts Clay #88	173534	200576333
Berts Clay #89	173535	200576333	Berts Clay #90	173536	200576333
Berts Clay #91	173537	200576333

Claim Name	NMMC	Book	Page	Claim Name	NMMC	Book	Page
Bertrandite #9	170487	508	1583	Bertrandite #30	170468	508	1580
Bertrandite #10	170486	508	1584	Bertrandite #31	170467	508	1581
Bertrandite #11	170485	508	1585	Bertrandite #39	170511	508	5046
Bertrandite #12	170484	508	1586	Bertrandite #41	170513	508	5048
Bertrandite #15	170481	508	1567	Bertrandite #45	170515	508	5050
Bertrandite #18	170478	508	1570	Bertrandite #56	170598	509	1692
Bertrandite #21	169878	504	1845	Bertrandite #57	170597	509	1691
Bertrandite #22	170475	508	1573	Bertrandite #58	170596	509	1690
Bertrandite #25	170472	508	1576	Bertrandite #59	170595	509	1689
Bertrandite #26	170471	508	1577	Bertrandite #64	170590	509	1684
Bertrandite #29	170608	509	2469

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AGREEMENT OF PURCHASE AND SALE